77Q1(e)(1)


Amendment No. 3 to Restated Management
Agreement with American Century Investment
Management, Inc., effective as of April 10, 2017
(filed electronically as Exhibit (d)(4) to Post-
Effective Amendment No. 91 to the Registration
Statement of the Registrant on April 7, 2017, File
No. 33-19589, and incorporated herein by reference).